UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) March 18, 2008

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On March 18, 2008, Build-A-Bear Workshop, Inc. (the “Company”) adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with Lehman Brothers Inc. The Company implemented this written trading plan in connection with the increase in its share repurchase program, which was authorized by the Company’s Board of Directors and announced on March 10, 2008. Purchases under this written trading plan will not be effected before March 19, 2008. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Lehman Brothers will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. After the expiration of the current trading plan, the Company may from time to time enter into subsequent trading plans under Rule 10b5-1 to facilitate the repurchase of its common stock pursuant to its share repurchase program.

Following the March 10, 2008 announcement of the authorization of the share repurchase program, the Company made various discretionary repurchases of its shares in open-market transactions. As of March 18, 2008, approximately 954,300 shares have been repurchased in the open market since the announcement date, for a total cost of approximately $7,773,500. In addition, the Company expects to continue making discretionary repurchases in the open market or in privately negotiated transactions from time to time. The timing and volume of any such share repurchases will be at the discretion of management. In the future, information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Forward-looking Statements

The statements contained or incorporated by reference in this Form 8-K contain “forward-looking statements” (within the meaning of the federal securities laws) which represent the Company’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic; we may be unable to generate comparable store sales growth; we may be unable to open new stores or may be unable to effectively manage our growth; we may be unable to effectively manage our international franchises or laws relating to those franchises may change; we may be unable to realize some of the expected benefits of the acquisition of Amsbra and Bear Factory including making these operations profitable; customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores; general economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending; our market share could be adversely affected by a significant, or increased, number of competitors; we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; the effect on the Company’s business of the announcement of the completion of the strategic review process; the ability of our principal vendors to deliver merchandise may be disrupted; the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability; our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers; we may be unable to realize the anticipated benefits from our company-owned distribution center; fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; we may fail to renew, register or otherwise protect our trademarks or other intellectual property; we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases; we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise; we may be unable to repurchase shares at all or at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate; and we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, including as described in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 20, 2008	By:	/s/ Tina Klocke
Name: Tina Klocke Title: Chief Financial Bear, Secretary and Treasurer

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